Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2015, relating to the consolidated financial statements of GigOptix, Inc., which appears in the Annual Report on Form 10-K of GigOptix, Inc. for the year ended December 31, 2014. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
November 23, 2015